Exhibit 99.1

SIGNATURE

BX BUZZ ML-1 HOLDCO L.P. By: BX Buzz ML-1 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-2 HOLDCO L.P. By: BX Buzz ML-2 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-3 HOLDCO L.P. By: BX Buzz ML-3 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-4 HOLDCO L.P. By: BX Buzz ML-4 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-5 HOLDCO L.P. By: BX Buzz ML-5 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-6 HOLDCO L.P. By: BX Buzz ML-6 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026

BX BUZZ ML-7 HOLDCO L.P. By: BX Buzz ML-7 GP LLC, its general partner By: /s/ Robert Brooks Name: Robert Brooks Title: Authorized Signatory	06/18/2026